UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 1, 2004

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information included pursuant to Item 2.03 is incorporated under this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 1, 2004, Wisconsin Electric Power Company entered into a new $125 million revolving credit agreement with a syndicate of commercial banks, including JPMorgan Chase Bank, as agent for the lenders, that expires in November 2007. This new facility replaces Wisconsin Electric's $100 million 11-month letter agreement.

This facility is intended for commercial paper liquidity purposes and is currently expected to be undrawn.

The interest rate and facility fee on the new facility vary based on Wisconsin Electric's public debt ratings. The current interest rate is LIBOR plus .50% and the facility fee is .10%. Should more than 33% of the commitments be utilized, the interest rate will increase to LIBOR plus .625%.

The new facility contains customary covenants, including certain limitations on Wisconsin Electric's ability to sell assets and a requirement that Wisconsin Electric, subject to certain exceptions, maintain a total funded debt to capitalization ratio of no more than .65 to 1.0. The new facility also contains customary events of default, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy proceedings, certain judgments, ERISA defaults and change of control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: November 5, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: November 5, 2004	Stephen P. Dickson -- Controller and
Principal Accounting Officer